Exhibit 10.3
NOTE AND WARRANT PURCHASE AGREEMENT
     THIS NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is effective as of February 5, 2007, by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and OLIVEIRA CAPITAL, LLC (“Investor”).
     1. The Loans, Notes and Warrants.
     1.1 The Loans. Subject to the terms and conditions of this Agreement, Investor agrees to make a loan (the “Loan”) to the Company in the aggregate principal amount of Three Million Dollars ($3,000,000.00) to be governed by the terms and conditions of, and repaid in accordance with, this Agreement; provided, however, that the Company’s board of directors may increase this amount at its sole discretion. Subject to Section 4, in order to secure repayment of the Loan, the Company shall grant a security interest to the Investor in the Debentures pursuant to the terms and conditions of the Pledge Agreement attached hereto as Exhibit D.
     1.2 The Notes. The Loan made by the Investor pursuant hereto shall be evidenced by promissory note (collectively, the “Notes”) of the Company executed concurrently herewith in the form attached hereto as Exhibit A.
     1.3 The Warrants. Subject to the terms of this Agreement, the Company shall issue and sell to the Investor a warrant to purchase four hundred twenty five thousand (425,00) shares of the Common Stock of the Company (individually, a “Warrant” and collectively, the “Warrants”), in substantially the form attached hereto as Exhibit B. In the event of subsequent Closings as provided in Section 1.4, subject to the terms of this Agreement, in connection with each subsequent Loan evidenced by a Note, the Company shall issue and sell to the Investor a warrant to purchase fourteen thousand one hundred sixty six (14,166) shares of the Common Stock of the Company for each one hundred thousand dollars ($10,000) in principal amount of such Note. The Company will also enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit C providing for “piggyback” registration rights for the Warrants and the underlying shares of Common Stock.
     1.4 Closings. The purchase and sale of the Notes (each a “Closing”) will take place at the offices of Seyfarth Shaw LLP, 815 Connecticut Avenue, N.W., Suite 500, Washington, D.C. at such time as the parties shall mutually agree. The Company may sell additional Notes, with a principal amount of $10,000 or any multiple thereof until December 31, 2007, to such persons as the Company may determine. Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement and shall have the rights and obligations of an Investor hereunder.
     1.5 Delivery. At the Closing, the Company will deliver to each Investor a Note, the original principal amount of which shall be in such amounts as are indicated next to each Investor’s name on Schedule A attached hereto, a Warrant.
     1.6 Extension of Demand Date. At the Company’s election, the Demand Date may be extended up to ninety (90) days. In the event the Company elects to extend the Demand Date as provided herein, the Company shall provide notice to the Investor and shall provide each Investor with an additional Warrant under the same terms and conditions, and in the same amount, as each Investor’s initial Warrant.
     1.7 Right of First Offer. If, within one hundred twenty (120) days after execution hereof, the Company seeks to borrow additional funds, it shall notify Investor in writing. Investor shall have two (2) business days within which to offer in writing to lend to the Company the lesser of (i) the first one million dollars ($1,000,000) of additional funds sought by the Company or (ii) the entire amount of additional funds sought by the Company, upon the same terms and conditions as are contained herein. If Investor makes such an offer within the two (2) business day period, closing on such Loan shall take place within two (2) business days after such offer is made. Time is of the essence for purposes of this paragraph. If the Company seeks less than one million dollars within the time set forth in the first sentence hereof, Investor shall have the right, in accordance with this paragraph, to lend to the Company up to a cumulative total of one million dollars. Notwithstanding the previous sentence, if Investor declines to offer to lend funds to the Company in accordance with this paragraph, or if Investor fails to make such offer timely, it shall have no further rights hereunder and the Company may borrower such amounts on such terms as it deems appropriate from any other person.
     2. Representations and Warranties of the Company. Except as disclosed in the Disclosure Schedule attached hereto as Exhibit D, the Company hereby represents and warrants to the Investor as follows:
     2.1 Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted (the “Business”).
     2.2 Authority and Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.
     2.3 Accuracy of Public Filings. The representations, warranties and other statements of the Company contained in the Prospectus on file with the Securities and Exchange Commission (“SEC”) and all other documents on file with SEC taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the respective dates of such filings.
     2.4 Use of Proceeds. All of the proceeds of the Loans will be used to purchase convertible debentures of MBL Infrastructures Limited (“MBL”) pursuant to a Debenture

Subscription Agreement (the “DSA”) among MBL, the Company and certain other persons to be defined as the “Promoters” in such Agreement Such convertible debentures are herein referred to as the “Debentures.”
     3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:
     3.1 Authorization. Investor has full power and authority to enter into this Agreement, the Note and the Warrant (collectively, the “Loan Agreements”), and that the Loan Agreements constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.
     3.2 Purchase Entirely for Own Account. The Notes, the Warrants and any Common Stock purchased upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person. The Investor has full power and authority to enter into this Agreement.
     3.3 Disclosure of Information. The Investor believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Note and the Warrant. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Note and the Warrant.
     3.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note and the Warrant. The Investor has not been organized for the purpose of acquiring the Securities.
     3.5 Financial Risk. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
     3.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of the Securities and Exchange Rule 501(a) of Regulation D, as presently in effect.
     3.7 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands Rule 144 is not currently available for the sale of the Securities and may never be so available.
     3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until:
     (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; or
     (b) (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or registration or qualification under any applicable state securities laws.
     (c) Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of any Securities (i) in compliance with Rule 144 or Rule 144A of the Securities Act, or (ii) by gift, will or intestate succession by such holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Agreement. In addition, if the holder of any Securities delivers to the Company an unqualified opinion of counsel that no subsequent transfer of such Securities shall require registration under the Securities Act, the Company shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Securities that do not bear the legend set forth in Section 3.9(a) hereof. The Company shall bear the cost of such opinion of counsel up to a maximum of $1500.
     3.9 Legends. Each of the Investor understand and agree that the certificates evidencing the Securities may bear one or all of the following legends:
     (a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION..”
     (b) Any additional legend required by the laws of the State of Maryland or any other applicable state.

     4. Pari Passu with All Notes. Each Note shall rank equally without preference or priority of any kind with each of the Notes issued by the Company to the Investor hereunder. All payments on account of principal and interest with respect to the Notes and all collateral securing the Notes shall be applied ratably and proportionately on each such Note on the basis of the original principal amount of outstanding indebtedness represented by such Note.
     5. Conditions to Closing.
     5.1 Conditions of Each Investor’s Obligations at Closing. The obligations of the Investor at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investor, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:
     (a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.
     (b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.
     (c) Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and the Warrants.
     (d) At the Closing, the sale and issuance by the Company, and the purchase by each Investor, of the Note and the Warrant shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.
     (e) The DSA shall have been executed by all parties thereto and delivered to the Company.
     (f) The Pledge Agreement shall have been executed by all parties thereto and delivered to the Investor.
     (g) Subject to Section 5.3, closing on the purchase of the convertible debentures of MBL by the Company (MBL Closing”) shall take place simultaneously with closing hereunder; provided, however, that at the Company’s option, the MBL Closing (but not closing hereunder) may be postponed for up to one calendar week as long as the proceeds of the Loan are held by the Company in a separate account and as long as the Warrants are held by the Company.
     5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes and the Warrants at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

     (a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.
     (b) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.
     (c) At the Closing, the sale and issuance by the Company, and the purchase by each Investor, of his/her/its Note and Warrant shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.
     5.3 Delay of MBL Closing. At the Company’s sole option, the MBL Closing (but not closing hereunder) may be postponed for up to one calendar week provided that (i) the proceeds of the Loan are held by the Company in a separate account and (ii) the Warrants are held by the Company pending the MBL Closing. If the MBL Closing does not take place within seven (7) days of Closing hereunder, then, at the option of the Investor, this Agreement may be terminated in which event the Company shall pay back to the Investor the Loan proceeds, the Investor shall deliver the Note to Company and Investor shall not be entitled to receive the Warrants. For purposes of calculating the seven day period referred to in this sentence, the date of closing hereunder shall be calculated based on Indian time. By way of example, if closing hereunder takes place on a Wednesday in the United States, but at the time of closing, it is Thursday in India, the first day of the seven day period shall be Friday.
     6. Miscellaneous.
     6.1 Waivers and Amendments. Any provision of this Agreement, any of the Notes, and any of the Warrants may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of Investor holding a majority of the aggregate principal amount of the Notes.
     6.2 Governing Law. This Agreement, the Notes and the Warrants shall be governed by and construed in accordance with Maryland law, without regard to the conflict of laws provisions thereof.
     6.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby.
     6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
     6.5 Entire Agreement. This Agreement (including the exhibits attached hereto), the Notes and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     6.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by telecopy, electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor, at the Investor’s address as the Investor shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, and a copy of which shall be likewise delivered to such Investor’s counsel at such address as shall have been furnished to the Company, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.
     6.7 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.
     6.9 Expenses. Regardless of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement; except that the Company shall bear $7,500 of expenses incurred by the Investor in this transaction.
     6.10 Broker’s Fee. The parties acknowledge that Ferris Baker Watts will be entitled to a brokers a fee of three percent (3%) of the amount of the Loan to be paid by the Company, but only if and upon closing of a Business Combination by the Company.
     IN WITNESS WHEREOF, the parties have caused this Note and Warrant Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By	/s/ Ram Mukunda

Its	President

Address:

INVESTOR:
OLIVEIRA CAPITAL, LLC

By	/s/ Steven M. Oliveira

Title	President

Address: